Exhibit 14(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch Variable Series Funds, Inc. on Form N-14 of our reports dated February 14, 2003, on Developing Capital Markets V.I. Fund, Domestic Money Market V.I. Fund, Focus Twenty V.I. Fund, Global Allocation V.I. Fund and Reserve Assets V.I. Fund (five of the portfolios comprising Merrill Lynch Variable Series Funds, Inc.) appearing in the December 31, 2002 Annual Report of Merrill Lynch Variable Series Funds, Inc. and of our report dated February 20, 2003, appearing in the December 31, 2002 Annual Report of Merrill Lynch Large Cap Growth V.I. Fund of Mercury V.I. Funds, Inc., in the Statement of Additional Information which is part of this Registration Statement. We also consent to the references to us under the caption “COMPARISON OF THE FUNDS—Financial Highlights” and “INDEPENDENT AUDITORS” appearing in the Joint Proxy Statement and Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey October 8, 2003